UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2024

CELL MEDX CORP.

(Exact name of registrant as specified in its charter)

NV	000-54500	38-3939625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

820 - 1130 Pender Street, West Vancouver, British Columbia		V6E 4A4
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(844) 238-2692

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 3.02DEPARTURE OF DIRECRTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Election of Directors

As disclosed in Cell MedX Corp.’s (the “Company”) definitive Schedule 14C information statement (the “Information Statement”), filed with the Securities and Exchange Commission on or about March 6, 2024, stockholders of the Company holding 66.0% of the outstanding shares of the Company’s common stock executed written consents to elect the following persons as directors of the Company, which election became effective on or about April 1, 2024:

David Jeffs

Dr. George Adams

Joao (John) Da Costa

Amir Vahabzadeh

The information required by Item 404(a) of Regulation SK was included in the Information Statement and is incorporated by reference herein.

ITEM 5.03AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Amendments to Articles of Incorporation

On April 1, 2024, Cell MedX Corp. (the “Company”), amended its articles of incorporation to increase the authorized capital of the Company from 300,000,000 shares of common stock, par value $0.001 (the “Common Stock”) to 7,500,000,000 shares of Common Stock (the “Increase in Authorized Capital”).

The Increase in Authorized Capital was approved by written consent of stockholders holding an aggregate of 194,627,681 shares of Common Stock, being equal to 66.0% of the number of shares of Common Stock outstanding on the record date for determining stockholders entitled to vote on the Increase in Authorized Capital.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

The following exhibits are provided with this Current Report:

Exhibit Number	Description of Exhibit
3.1	Certificate of Amendment - Increase in Authorized Capital to 7,500,000,000 shares of common stock, par value $0.001.
99.1	Definitive Schedule 14C Information Statement dated March 6, 2024(1)

(1)Filed with the Securities and Exchange Commission on March 6, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL MEDX CORP.

Date: April 4, 2024

By: /s/ David Jeffs
David Jeffs,
Chief Executive Officer